SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 29, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                           1-3247              16-0393470
(State or other jurisdiction       (Commission         (I.R.S. Employer
of incorporation)                  File Number)        Identification No.)



                  One Riverfront Plaza, Corning, New York 14831
               (Address of principal executive offices) (Zip Code)


                                 (607) 974-9000
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.   Other Events and Regulation FD Disclosure.

On July 29, 2002, Corning Incorporated announced a plan for an offering of Series C Mandatory Convertible Preferred Stock. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated July 29, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            CORNING INCORPORATED
                            Registrant



Date:  July 29, 2002        By  /s/    KATHERINE A. ASBECK
                                       Katherine A. Asbeck
                                       Senior Vice President and Controller

                                INDEX TO EXHIBITS





(c)      Exhibits

99.1     Press Release dated July 29, 2002

                                                                    Exhibit 99.1




FOR RELEASE - July 29, 2002

Corning Contacts:
Media Relations                             Investor Relations
Daniel F. Collins                           Katherine M. Dietz
(607) 974-4197                              (607) 974-8217
collinsdf@corning.com                       dietzkm@corning.com


Corning Announces Plan for Public Offering of Mandatory Convertible Preferred Stock


CORNING, N.Y. - Corning Incorporated (NYSE: GLW) today announced that it has commenced a public offering of $500 million of mandatory convertible preferred stock under its existing $5 billion universal shelf registration statement.

The preferred shares are mandatorily convertible into shares of Corning's common stock in August 2005. The offering is expected to be priced on or about July 31, 2002. The book-running managers are Salomon Smith Barney, JPMorgan and Goldman, Sachs & Co.

Net proceeds from the offering will be used as follows:

..    Approximately  $105 million to purchase U.S. Treasury  securities that will be pledged as collateral to secure the payment of dividends on the mandatory convertible preferred stock.
..    To fund capital expenditure, operating losses, including cash restructuring spending, working capital requirements and general corporate purposes.
..    Purchase  and retire  long-term  debt  securities  with a weighted  average interest rate of 4% per annum with maturities ranging from 2003 through 2029.

This represents a new financing by Corning. This offering is made by means of a prospectus supplement to a prospectus that is part of Corning's universal shelf registration statement previously filed with the U.S. Securities and Exchange Commission and declared effective in March 2001. For a copy of the prospectus and prospectus supplement relating to this offering, contact the prospectus department of Salomon Smith Barney, 388 Greenwich Street, New York, NY 10013,
Telephone: (718) 765-6732.



                                     (more)

Corning Announces Plan for Public Offering of Mandatory
Convertible Preferred Stock
Page Two


This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

                                       ###

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.